SUBSCRIPTION AGREEMENT

CADIZ INC. 550 South Hope Street, Suite 2850 Los Angeles, CA 90071	PERSONAL AND CONFIDENTIAL

Ladies and Gentlemen:

Cadiz Inc. (the “Company”) is offering (the “Offering”) up to 165,000 units (the “Units”) for consideration, consisting of cash and/or service, valued at $31.50 per Unit (the “Purchase Price”), each Unit consisting of three (3) shares of the Company's Common Stock, par value $0.01 per share (the “Common Stock”) and two (2) Common Stock purchase warrants in the form of Exhibit "A" hereto (the “Warrant/s”).

One Warrant will entitle the holder to purchase, commencing 90 days from the date of issuance, one (1) share of Common Stock at an exercise price of $12.50 per share.  This Warrant will have a term of one (1) year, but will be callable by the Company commencing six months following completion of this Offering if the closing market price of the Company's Common Stock exceeds $18.75 for 10 consecutive trading days.

The second Warrant will entitle the holder to purchase, commencing 90 days from the date of issuance, one (1) share of Common Stock at an exercise price of $12.50 per share.  This Warrant will have a term of three (3) years and is not callable by the Company.

The undersigned hereby agrees to purchase, at the Purchase Price and on the terms and subject to the conditions set forth herein, that number of Units which is set forth on the signature page of this Subscription Agreement.

The proceeds of the Offering will be applied by the Company for general corporate purposes.

The undersigned understands it is contemplated that the Units will not be registered under the Securities Act of 1933, as amended (the “Act”), or the state blue sky laws.  The undersigned also understands that in order to assure that the Offering will be exempt from registration under the Act and various state securities laws, each prospective offeree must have such knowledge and experience in financial and business matters in order that the undersigned is able to evaluate the risks and merits of an investment in the Units.

The undersigned understands that the information supplied in this Subscription Agreement will be disclosed to no one other than the officers and directors and employees of the Company and/or to counsel, accountants, advisors, or agents for the Company without the undersigned’s consent, except as necessary for the Company to use such information to support the exemption from registration under the Act to be claimed for this transaction, and except as necessary to be provided to federal, state and local governmental and other regulatory agencies, including the Securities and Exchange Commission (the “SEC”) or as otherwise may be required by law or legal process.

AN INVESTMENT IN THE UNITS OFFERED HEREBY SHOULD BE CONSIDERED HIGHLY SPECULATIVE, INVOLVING SUBSTANTIAL RISKS AND SUITABLE ONLY FOR PERSONS OF ADEQUATE FINANCIAL MEANS WHO HAVE NO NEED FOR LIQUIDITY WITH RESPECT TO THIS INVESTMENT AND WHO CAN BEAR THE RISKS ASSOCIATED WITH A COMPLETE LOSS OF THEIR INVESTMENT.

A.    Subscription.  The Company shall sell to the undersigned, and the undersigned shall purchase, the Units subscribed for by the undersigned on the signature page hereto (the “Closing”), upon satisfaction of the following conditions:

1    the undersigned shall have delivered to the Company this Subscription Agreement pursuant to the method of notice set forth in Section H hereof on or prior to 12:00p.m. Eastern Daylight Time, Friday, December 19, 2008 unless such deadline is waived or extended by the Company in its sole discretion; and

2    this Subscription Agreement shall have been countersigned by the Company, after review for compliance with applicable securities laws.

B.    Representations and Warranties of the Undersigned.  In order to induce the Company to issue the Units to the undersigned as a prospective offeree of the Units, the undersigned represents and warrants that:

1    The undersigned is either experienced in or knowledgeable with regard to the business of the Company, or is capable, by reason of knowledge and experience in financial and business matters in general, and investments in particular, of evaluating the merits and risks of an investment in the Units, and is able to bear the economic risk of the investment and can otherwise be reasonably assumed to have the capacity to protect the undersigned’s own interests in connection with the investment in the Units.

2    The undersigned is an “accredited investor”, as that term is defined in Rule 501(a) promulgated under the Act.

3    In evaluating the merits and risks of an investment in the Units, the undersigned has not relied upon the Company or the Company’s attorneys or advisers for legal or tax advice, and has, if desired, in all cases sought the advice of the undersigned’s own personal legal counsel and tax advisers.

4    The acquisition of the Units by the undersigned is solely for the undersigned’s own account, for investment, and not with a view to, or to offer or sell for an issuer in connection with, the distribution of the Units (or the securities constituting the Units), or to participate or have a direct or indirect participation in any such undertaking, or to participate or have a participation in the direct or indirect underwriting of any such undertaking.  The undersigned has no contract, arrangement or understanding with the Company or any other person to participate in the distribution of the Units or underlying securities.

5    The offer to sell the Units was directly communicated to the undersigned, and the undersigned was able to ask questions of and receive answers concerning the terms of this transaction.  At no time was the undersigned presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

6    The undersigned has heretofore received and reviewed the Company’s press releases, public filings with the SEC, and exhibits attached thereto (the “Disclosure Documents”).  In addition to the foregoing, the undersigned has had the opportunity to speak directly with officers of the Company concerning the Company’s business plan and operations.

7    The undersigned represents and warrants that it never has been represented, guaranteed, or warranted to the undersigned by any officer or director of the Company, their agents or employees or any other person in connection with the Company, expressly or by implication, any of the following:

(a)    the approximate or exact length of time that the undersigned will be required to remain as the owner of the Units or the securities underlying the Units;

(b)    the exact amount of profit and/or amount or type of consideration, profits or losses (including tax benefits) to be realized, if any, by the Company; or

(c)    that the past performance or experience of the officers and directors of the Company, or any other person connected with the Company can predict the results of the ownership of the Units or the overall success of the Company.

8    The undersigned represents and warrants that the undersigned has been advised that:

(a)    the issuance of the Units that the undersigned is acquiring has not been registered under the Act, and the Units and securities underlying the Units must be held indefinitely unless a transfer of the Units and/or such securities is subsequently registered under the Act or an exemption from such registration is available;

(b)    the Units and securities underlying the Units that the undersigned is acquiring are “restricted securities” as that term is defined in Rule 144 promulgated under the Act; and

(c)    any and all certificates representing the Units and securities underlying the Units shall bear an investment legend restricting the transfer of such Units and securities underlying the Units.

9    The undersigned understands the following:

(a)    there are a number of risks relating to an investment in the Company as set forth herein, as further described in the Disclosure Documents and in the undersigned’s direct communications with the Company;

(b)    the undersigned may lose the undersigned’s entire investment in the Units and the Company; and

(c)    no federal or state agency, or any other regulatory body, has passed upon the Units, or an investment therein, or made any finding or determination as to the fairness of the Offering.

10    The undersigned has relied solely upon this Subscription Agreement, the Disclosure Documents and independent investigations made by the undersigned or the undersigned’s representatives with respect to the undersigned’s investment in the Units, and no oral or written representations inconsistent with the contents of the Disclosure Documents have been made to the undersigned by the Company or any of its representatives.

11    The Company has made no representations to the undersigned regarding the undersigned’s reporting requirements with the SEC related to the undersigned’s ownership in the Company, and the undersigned acknowledges and agrees that it is the responsibility of the undersigned to ensure that it complies with any disclosure and reporting requirements of the SEC.

12    The undersigned has been advised that:

(a)    Any U.S. federal tax advice contained in this Agreement or the Disclosure Documents is not intended or written to be used, and cannot be used, by any taxpayer for the purpose of avoiding penalties under the Internal Revenue Code;

(b)    The advice was written in connection with the promotion or marketing of the Offering; and

(c)    The undersigned should seek advice based on the undersigned's particular circumstances from an independent tax advisor.

13    The undersigned, if not an individual, is empowered and duly authorized to enter into this Agreement under any applicable partnership agreement, trust instrument, pension plan, charter, articles or certificate of incorporation, bylaws or any other like governing document.  The person signing this Agreement on behalf of the undersigned is empowered and duly authorized to do so by the applicable governing document, board of directors or stockholder resolution, or the like.

C.    Representations, Warranties and Covenants of the Company.  In order to induce the undersigned to purchase the Units from the Company, the Company represents and warrants as follows:

1    The Company has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby, including, without limitation, the issuance and sale of the Units to the undersigned.  The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly approved by the Company’s Board of Directors, and no other corporate proceedings on the part of the Company or its stockholders are necessary to authorize the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including, without limitation, under the Delaware General Corporation Law, and the Company’s Certificate of Incorporation and Bylaws, each as revised.  This Agreement has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

2    The Units (and securities underlying the Units) have been duly authorized by all necessary corporate action on the part of the Company, and, when issued, shall be validly issued, fully paid and nonassessable.

3    The net proceeds to the Company are anticipated to be used by the Company for general corporate purposes.

4    Neither the Company, directly or indirectly, nor any agent on its behalf has offered the Units or any similar securities or has solicited an offer to acquire the Units or any similar securities from any person so as to require registration of the issuance and sale of the Units sold to the undersigned under the circumstances contemplated by this Agreement under the provisions of Section 5 of the Act.

5    The Company represents that all documents and information provided to the undersigned in connection with this Agreement do not include any untrue statements of material facts, or omit to state any material facts required to make such documents and statements accurate and not misleading

6    The Company hereby agrees and covenants as follows:

(i)
The Company shall deliver a stock certificate representing the Common Stock underlying the Units and a warrant certificate representing the Warrant to the undersigned promptly following the closing of this Offering.

(ii)
The Company shall use its best efforts to file a registration statement which shall include the undersigned’s Common Stock underlying the Units (including the Common Stock underlying the Warrant) not later than December 30, 2008 and to use its reasonable best efforts to cause any registration statement so filed by it to become effective as soon as possible.

(iii)	The Company shall file as and when applicable, on a timely basis, all reports required to be filed by the Company under the Exchange Act.

D.    Survival of Representations, Warranties, Covenants and Agreements.  The representations, warranties, covenants and agreements contained in this Agreement or any other instrument delivered pursuant to this Agreement shall survive the purchase of the Units.

E.    Binding Effect; Governing Law; Jurisdiction.  The undersigned understands that this Subscription Agreement shall be binding upon the undersigned’s heirs, devisees, legatees, successors-in-interest, estate, administrators, executors, personal representatives and assigns, and shall be construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law of such State.  The Company and the undersigned hereby irrevocably consent to the nonexclusive jurisdiction of the courts of the State of California and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Agreement.

F.    Additional Documents.  Each of the parties hereby agrees to execute such other documents as may be reasonably necessary to consummate the transaction proposed herein, including, but not limited to, regulatory filings which may be required to be filed in either of the parties’ state or country of residence.

G.    Expenses.  Each party shall pay their own out-of-pocket costs and expenses of counsel incurred in connection with this Agreement and the transactions contemplated hereby.  In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys’ fees (including any fees incurred in any appeal) in addition to its costs and expenses and any other available remedy.

H.    Notices.  All notices, communications and deliveries to be given or otherwise made to any party to this Agreement, including delivery of stock certificates, shall be deemed to be sufficient if contained in a written instrument and deemed received on that day if delivered in person, received in one day if delivered by facsimile or by overnight courier, or received in five days if duly sent by first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or at such other address as may hereafter be designated in writing by the addressee to the addressor listing all parties:

if to the Company, to:
550 South Hope Street, Suite 2850
Los Angeles, CA  90071
Attn: Chief Financial Officer
Fax:  (213) 271-1614

if to the undersigned, to the address listed on the signature page hereto.

I.    Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, each such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

J.    Counterparts.  This Agreement may be executed in any number of counterparts, or facsimile counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

K.    Arbitration.  Any controversy or claim arising out of or relating to this Subscription Agreement, or breach thereof, including without limitation claims against either party, its affiliates, employees, professionals, officers or directors shall be settled by binding arbitration in Los Angeles, California, in accordance with the Commercial Arbitration Rules of the American Arbitration Association.

L.    Confidentiality.  The undersigned agrees that it shall not disclose any information that may be considered material non-public information of the Company, to include negotiations regarding and execution of this Agreement (“Confidential Information”), except that the undersigned may disclose Confidential Information to its directors, officers, employees, representatives, affiliates (as defined in Rule 405 under the Act) and other advisors and agents (collectively, the “Agents”) who need to know such information (it being understood that such Agents shall be informed by the undersigned of the confidential nature of such information and shall be directed by the undersigned to treat such information confidentially).  The foregoing prohibition on disclosure shall not apply to the extent disclosure of any Confidential Information is required by any judicial authority or any government or regulatory agency, including the SEC, or otherwise by applicable law.  The undersigned further agrees that it shall keep confidential any material non-public information of the Company received by the undersigned and shall not purchase or sell any shares of the Company’s Common Stock (other than the purchases contemplated by this Agreement) for as long as the undersigned possesses material non-public information about the Company.

M.    Injunctive Relief.  Each of the parties hereto acknowledges that in the event of a breach by any of them of any material provision of this Agreement, the aggrieved party may be without an adequate remedy at law.  Each of the parties therefore agrees that in the event of such a breach hereof the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach hereof.  By seeking or obtaining any such relief, the aggrieved party shall not be precluded from seeking or obtaining any other relief to which that party may be entitled.

SUBSCRIPTION AGREEMENT SIGNATURE PAGE (PAGE 1 OF 2)

Executed this ___ day of ______________________, 2008, at _____________, City of ______________, ___________________________ (State or Country).

The undersigned hereby subscribes for XXXX Units of Cadiz Inc. for total consideration consisting of services performed and to be performed for Cadiz Inc. valued at $31.50 per Unit.

__________________________________ (Entity name) ___________________________________ (Type of entity, i.e., individual Delaware corporation) By: ________________________________ Name: Title:

ACKNOWLEDGED AND AGREED TO:

CADIZ INC., a Delaware corporation

By:	_____________________________	Date: ______________________, 2008
Keith Brackpool
Chief Executive Officer

SUBSCRIPTION AGREEMENT SIGNATURE PAGE (PAGE 2 OF 2)

INSTRUCTIONS FOR REGISTRATION OF STOCK:

Name:                      (Please type or print in block letters):

Address:

INSTRUCTIONS FOR PROVISION OF NOTICES AND DELIVERY OF STOCK:
(to a street address only, not DTC)

Name:                      (Please type or print in block letters)

Address:

Telephone #:

Fax #:

EXHIBIT A – Form of Warrant